SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                               June 28, 2000
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                     (Date of earliest event reported)


                      Tumbleweed Communications Corp.
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           (Exact name of Registrant as specified in its charter)


     Delaware                 000-26223                    94-3336053
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   (State of              (Commission File No.            (IRS Employer
   Incorporation)                                         Identification No.)


                             700 SAGINAW DRIVE
                       REDWOOD CITY, CALIFORNIA 94063
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        (Address of principal executive offices, including zip code)


                               (650) 216-2000
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            (Registrant's telephone number, including area code)


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       (Former name or former address, if changed since last report)




ITEM 3. SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         The Registrant acquired an option (the "Option") to purchase the number of shares equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of Interface Common Stock issued and outstanding as of the date of the Merger Agreement, pursuant to a Stock Option Agreement, dated as of June 28, 2000, between Interface and the Registrant (the "Option Agreement"). Pursuant to the Option, the Registrant has the right, upon the occurrence of certain events specified in Section 2 of the Option Agreement, to purchase 19.9% of the Interface Common Stock (or such greater number of shares of Interface Common Stock equal to 19.9% of the then outstanding shares of Interface Common Stock) for $13.33 per share, subject to certain customary anti-dilution adjustments. Notwithstanding any other provisions of the Option Agreement, the Total Profit (as defined in the Interface Option Agreement) that Registrant may realize from the Option and pursuant to the termination fee under the Merger Agreement may not exceed the aggregate amount of fees and expenses payable to Parent under certain circumstances pursuant to Section 7.2(b) of the Merger Agreement. Upon the occurrence of certain events specified in the Option Agreement, Registrant may require Interface to repurchase the Option. In addition, the Interface Option Agreement grants certain registration rights to Registrant with respect to any shares of Interface Common Stock acquired pursuant to the Option. The Option Agreement is attached to this Form 8-K as Exhibit 2.1(B) and is incorporated by reference herein. The foregoing description of terms of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement.

         It is anticipated that, should the Option become exercisable and should Registrant determine to exercise the Option, Registrant would obtain the funds therefor from working capital or by borrowing from parties whose identity is not yet known.

         In connection with the transactions described above, the Registrant also agreed to purchase an aggregate of $3,000,000 of Convertible Subordinated Promissory Notes(the "Notes") of Interface, pursuant to a Convertible Subordinated Note Purchase Agreement, by and between the Registrant and Interface, dated as of June 28, 2000 (the "Note Purchase Agreement"). At the Registrant's option, or upon the occurrance of other events contained within the Notes' terms, the Notes are convertible into Interface Common Stock. The initial conversion price is $9.50 per share subject to adjustment upon the occurrence of certain events, including but not limited to stock splits, reverse stock splits and dividends paid on Interface Common Stock. A form of the Note Purchase Agreement and the Note are attached to this Form 8-K as Exhibit 2.1(C) and are incorporated by reference herein. The foregoing description of the terms of the Note Purchase Agreement and the Note is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which includes a Form of Note.


ITEM 5. OTHER EVENTS

         On June 28, 2000, Tumbleweed Communications Corp., a Delaware corporation ("Registrant"), entered into an Agreement and Plan of Merger, dated as of June 28, 2000 (the "Merger Agreement"), by and among Registrant, Maize Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Sub"), and Interface Systems, Inc., a Michigan corporation ("Interface"), pursuant to which Sub would merge with and into Interface (the "Merger"), with Interface remaining as the surviving corporation in the Merger.

         Upon the consummation of the Merger, (a) each outstanding share of Common Stock, no par par value (the "Interface Common Stock"), of Interface, will be converted into the right to receive 0.264 of a fully paid and nonassessable share of Common Stock, par value $0.001 per share (the "Tumbleweed Common Stock"), of the Registrant; (b) each outstanding option to purchase Interface Common Stock under Interface's employee stock option plans will be assumed by Registrant; and (c) each outstanding warrant to purchase Interface Common stock, whether or not exercisable, will be assumed by Registrant.

         Consummation of the Merger remains subject to certain conditions, including the approval of the Merger by the stockholders of Interface. The Merger is intended to be accounted for as a purchase. A copy of the Merger Agreement, including certain exhibits thereto, is filed herewith as Exhibit
2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

         In connection with the execution of the Merger Agreement, certain stockholders of Interface collectively holding 83,081 shares of Interface Common Stock (representing approximately 1.76% of the outstanding Interface Common Stock) have entered into voting agreements, substantially in the form attached to this Form 8-K as Exhibit 2.1(A) (the "Voting Agreement"), with Registrant, pursuant to which such stockholders have agreed, among other things, to vote such shares of Interface Common Stock to approve the Merger Agreement and the transactions associated with it at the related special meeting of Interface stockholders. The Voting Agreement is incorporated by reference herein. The foregoing description of certain terms of the Voting Agreement is qualified in its entirety by reference to the full text of such agreement.


ITEM 7.  EXHIBITS

 2.1 Agreement and Plan of Merger, dated as of June 28, 2000, by and among the Registrant, Keyhole Acquisition Corp. and Interface Communications Corporation, together with exhibits thereto.

         (A) Form of Voting Agreement, by and among Registrant, Sub and certain stockholders of Interface.

         (B) Form of Stock Option Agreement, by and between Registrant and Interface.

         (C) Form of Convertible Subordinated Note Purchase Agreement, by and between Interface and the Registrant.

99.1     Press Release of Registrant, dated June 29, 2000.